Exhibit 4.17

METEN EDTECHX EDUCATION GROUP LTD.

3rd Floor, Tower A, Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518045

The People’s Republic of China

February 28, 2020

MAO WEIXIONG

EVERY BRIDGE INVESTMENT LTD

SECOND FLOOR, CAPITAL CITY, INDEPENDENCE AVENUE, VICTORIA, MAHE, SEYCHELLES

Re:	Forward Purchase Contract

Ladies and Gentlemen:

EVERY BRIDGE INVESTMENT LTD (the “Subscriber” or “you”) hereby irrevocably offers, and we are pleased to accept such irrevocable offer that the Subscriber has made hereunder, to purchase 600,000 ordinary shares (each a “Holdco Share”) of Meten EdtechX Education Group Ltd., a Cayman Islands exempted company (the “Company”), in connection with the proposed business combination (the “Business Combination”) between the Company, EdtechX Holdings Acquisition Corp., a Delaware corporation (“EdtechX”), Meten Education Inc., a Delaware corporation, Meten Education Group Ltd., a Cayman Islands exempted company, and Meten International Education Group, a Cayman Islands exempted company, pursuant to an Agreement and Plan of Reorganization dated December 12, 2019 among the Company, EdtechX and the other parties thereto (as may be amended and/or restated, the “Merger Agreement”). The Holdco Shares being purchased hereunder are hereinafter referred to as the “Securities”. The terms on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are set forth in this agreement (this “Agreement”) and are as follows:

1.	Purchase of the Securities. The purchase price for the Securities (the “Purchase Price”) shall be $10.00 per Holdco Share being purchased hereunder, for an aggregate purchase price of $6,000,000. In exchange for the Purchase Price, the Company agrees to sell the Securities to the Subscriber, and the Subscriber hereby irrevocably agrees to purchase the Securities from the Company in a private placement, subject to the terms and subject to the conditions set forth in this Agreement.

2.	Representations, Warranties and Agreements.

2.1.	Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1.	No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3.	Organization and Authority. The Subscriber is an international business company incorporated in the Republic of Seychelles, validly existing and in good standing under the laws of the Republic of Seychelles and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4.	Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the Subscriber’s investment in the Securities.

2.1.5.	Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6.	Regulation S Offering. The Subscriber represents that (i) it understands that the sale of the Securities to it is made pursuant to and in reliance upon Regulation S of the Securities Exchange Commission (“Regulation S”); (ii) it is not a U.S. Person (as defined in Regulation S); (iii) it is acquiring the Securities in an offshore transaction in reliance on Regulation S; and (iv) it has received all the information that it considers necessary and appropriate to decide whether to acquire the Securities hereunder. The Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this Agreement.

2.1.7.	Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes and not with a view towards the further distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

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2.1.8.	Restrictions on Transfer; Shell Company. The Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. The Subscriber further acknowledges that because EdtechX is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9.	No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2.	Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1.	Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. All corporate action on the part of the Company for the authorization, execution and delivery of this Agreement, the Securities, the performance of all obligations of the Company required pursuant thereto, and the authorization, issuance (or reservation for issuance) of the Securities, has been taken. Upon execution and delivery by the Company of this Agreement, the Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum of Association and Articles of Association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber.

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2.2.4.	No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5.	No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.2.6.	Regulation S Offering. No directed selling efforts (as defined Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Securities that are being sold to the Subscriber; and none of such persons has taken any actions that would result in the sale of the Securities to the Subscriber under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

3.	Advance Payment, Settlement and Delivery.

3.1.	Advance Payment. The Subscriber shall pay the entire Purchase Price in cash via wire transfer to a bank account of the Company on or prior to 1 March 2020. The Company shall notify the Subscriber details of its bank account at least three (3) Business Days before 1 March 2020. In the event that the closing of the Business Combination does not occur pursuant to the Merger Agreement, to the extent the Company has received such payment, the Company shall pay back the entire Purchase Price (without interest accrued thereon) to the Subscriber within five (5) Business Days of termination of the Merger Agreement. For purpose of this Agreement, “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, Hong Kong or PRC are authorized or required by law to close.

3.2.	Closing of Purchase of Securities. The consummation and settlement of this Agreement for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and immediately after the closing of the Business Combination (the date of the Closing being referred to as the “Closing Date”). Subject to the Subscriber having paid the Purchase Price in full to the Company in accordance with Section 3.1, at the Closing, the Company shall issue to the Subscriber the Securities being purchased hereunder, each registered in the name of the Subscriber.

3.3.	Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment of the following conditions:

3.2.1.	Representations and Warranties Correct. The representations and warranties made by the Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.2.2.	Ancillary Documents. All ancillary agreements and documents required to be signed in connection with this Agreement, including without limitation, the Registration Rights Agreement (as defined below) and, if applicable, a letter of subscription for the Holdco Shares (the “Ancillary Documents”) to be signed by the Subscriber shall have been executed by the Subscriber.

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3.4.	Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

3.4.1.	Representations and Warranties Correct. The representations and warranties made by the Company in Section 2.2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

3.4.2.	Registration Rights Agreement. The Company shall have entered into a registration rights agreement with the Subscriber (the “Registration Rights Agreement”), in a form customary for transactions of the type contemplated hereby.

3.4.3.	Business Combination. The conditions to the closing of the Business Combination as set forth in Article VIII of the Merger Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination) shall have been satisfied or waived.

4.	Restrictions on Transfer.

4.1.	Securities Law Restrictions. The Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and under all applicable state securities laws. All certificates representing the Securities shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

4.2.	Registration Rights. The Subscriber acknowledges that the Securities are being purchased or received, as the case may be, pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to the Registration Rights Agreement.

5.	Other Agreements.

5.1.	Further Assurances. Each of the Company and the Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

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5.2.	Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail or overnight courier service, (ii) by facsimile and (iii) by electronic mail, in each case to the address, facsimile number or email address as set forth on the signature page hereto. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

5.3.	Entire Agreement. This Agreement, together with the Ancillary Documents, embodies the entire agreement and understanding between the Subscriber, the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.4.	Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5.	Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6.	Assignment. The rights and obligations under this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

5.7.	Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8.	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.9.	Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

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5.10.	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11.	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12.	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.13.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.14.	Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.15.	Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.	Indemnification. Each party shall indemnify the others against any reasonable loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

7.	Disclosure. The Subscriber hereby acknowledges that (i) the terms of this Agreement may be disclosed in the public filings of EdtechX and/or the Company with the SEC, and (ii) the Company may disclose the terms of this Agreement to potential investors of the Company and/or EdtechX.

[Signature Page Follows]

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If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Accepted and agreed this February 28, 2020.

METEN EDTECHX EDUCATION GROUP LTD.

By:	/s/Yupeng Guo
Name:	Yupeng Guo
Title:	Director
Address:	3rd Floor, Tower A, Tagen Knowledge & Innovation Center 2nd Shenyun West Road, Nanshan District Shenzhen, Guangdong Province 518045 The People’s Republic of China
Facsimile:	//
Email:	richard@meten.com

EVERY BRIDGE INVESTMENT LTD

By:	/s/ MAO WEIXIONG
Name:	MAO WEIXIONG
Title:	Director
Address:	Room 1801, No. 1038 Nanjing West Road Shanghai The People’s Republic of China
Facsimile:	(86-21) 62563982
Email:	janechgp@hotmail.com

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